Exhibit 10.16

MODIFICATION OF NOTE AND LIENS

STATE OF HAWAII
KNOW ALL PERSONS BY THESE PRESENTS:

COUNTY OF HAWAII

This Modification of Note and Liens (the "Modification") is executed to be effective as of October 1, 2012, by and between SOUTHWEST CAPITAL FUNDING, LTD. ("Holder"), whose mailing address is P.O. box 427, Addison, Texas 75001, and MAMAKI TEA, INC., a Texas corporation ("Maker"), whose mailing address is 151 Borman Road, Longview, Texas 75606.

INTRODUCTORY PROVISIONS

The following provisions are a part of and form the basis for this Agreement:

A. Maker executed a certain $850,000 Promissory Note (the "Note") dated August 17, 2012, payable to the order of Holder, in the original principal sum of $850,000, or so much thereof as may be advanced from time to time, bearing interest and being payable as provided therein.

B. The Note is secured by the liens of that certain Mortgage, Security Agreement and Financing Statement (the "Mortgage") dated August 17, 2012, executed by Maker for the benefit of Holder, recorded in the Bureau of Conveyances of the State of Hawaii as Document Number A-46160350, said Mortgage covering certain property situated. in Hawaii County, Hawaii (hereinafter referred to as .the "Property"), being more particularly described in Exhibit "A" attached hereto and made a part hereof, subject only to the easements, reservations and exceptions set forth in the Mortgage. The terms and conditions of the loan evidenced by the Note are also governed by the terms and conditions of that certain Loan Agreement (the "Loan Agreement") dated August 17, 2012, between Maker and Holder.

C. Holder is the current holder of the Note and the Mortgage.

D. Maker, owner of the Property, has requested a modification of certain terms and conditions of the Note, the Mortgage, the Loan Agreement and certain other documents and agreements evidencing, securing or executed or entered into in connection with the Note (collectively, the "Loan Documents"),

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Modification in Required Payments. The Note and all of the Loan Documents are hereby modified to provide that the initial installment of principal and interest due on the Note shall be due and payable on January 1, 2013. The initial Performance Payment (as described in the Loan Agreement) shall also be due and payable on January 1, 2013, and all of the required financial statements and reports specified in the Loan, Agreement are also due on January 1, 2013.

2.            Maturity Date. The Note, as hereby modified and amended, will mature, unless sooner accelerated as provided therein, on August 16, 2012.

3.            Incorporation of Modification in Other Loan Documents. Without limiting the foregoing in any manner, all documents and instruments executed in connection with, pertaining to, or as security for, the Note, Mortgage, or any other Loan Document shall be modified, where appropriate, to reflect the modifications to the payment provisions as reflected in this Modification.

4.           No Affect on Existing Liens_ All of the Property as described in the Mortgage shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage and nothing herein contained and nothing done pursuant hereto shall affect  or be construed to affect the lien, charge or encumbrance of the Mortgage or the priority thereof over any other liens, charges or encumbrances or to release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Note or the Mortgage, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Note, if any, held by Holder.

5.            No Release of Liability. Nothing herein contained shall operate to release Maker from its liability to keep and perform all of the terms, conditions, obligations and agreements contained in the Note, the Mortgage and the Loan Agreement, except as herein expressly modified and the Guarantors (as hereinafter defined) expressly ratify and affirm the terms and provisions of the Note, the Mortgage and the Loan Agreement, as amended and modified hereby, and expressly agrees that nothing contained herein shall operate to release the Guarantors from any of their duties, obligations or liabilities pursuant to those certain Guaranty Agreements (the "Guarantors") dated August 17, 2012, executed by Joe LaCoste and Curt Borman (the "Guarantors"). Further, the Guarantors acknowledge and agree that each of their respective Guarantors is hereby amended to refer to the Note and the Loan Documents, as modified hereby.

6.            Endorsement to Loan Policy. Contemporaneously with the execution and delivery hereof, Maker shall cause First American Title Company, Inc. ("Title Company") to issue to Holder an endorsement to its Loan Policy of Title Insurance No. 4129490-L1 (the "Mortgagee's Policy") insuring the liens of the Mortgage, in form and content acceptable to Holder, agreeing that the Mortgagee Policy is still in effect and unimpaired, notwithstanding the terms and provisions hereof,

7.            Ratification of Loan Documents. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Maker to Holder as evidenced by the Note and the other Loan Documents. Maker ratifies and affirms all of Maker's promises, covenants and obligations to promptly and properly pay any and all sums due under the Note and the Loan Documents and to promptly and properly perform and comply with any and all obligations, duties and agreements pursuant to the Note and the Loan Documents, as modified hereby. As a material inducement to Holder to execute and deliver this Modification, Maker hereby acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of and the other obligations created or evidenced by the Note or the Loan Documents. As an additional material inducement to Holder to execute and deliver this Modification, the Guarantors both hereby acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the enforceability, the terms or provisions of and the other obligations created or evidenced by their respective Guaranty.

8.            Payment of Modification Expenses. Contemporaneously with the execution and delivery of this Modification, Maker shall pay or cause to be paid, all costs and expenses incident to the preparation, execution and recordation. hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of Title Company and reasonable fees and expenses of legal counsel to Holder.

9.            Usury Savings Clause. This Modification shall be governed by and construed in accordance with Hawaii law and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money under the Note or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision of the Note or of any other document now or hereafter evidencing, securing or pertaining to the indebtedness evidenced by the Note, at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity. If Holder shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing under the Note in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to Maker. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law_ The provisions of this paragraph shall control all existing and future agreernents between Maker and Holder.

10.            Binding Effect. This Modification shall be binding upon the parties hereto and their respective successors and assigns.

11.            Consent by Guarantors. The Guarantors hereby consent to the foregoing Modification and ratify, confirm, and agree to be bound by and to timely pay and perform all of their respective duties and obligations under the Guaranty executed by each of them. The Guarantors also hereby consent to, ratify and confirm the execution and delivery of this Modification and agree to be bound by the Note and the Loan Documents, as modified hereby.

12.           CounterpartExecution,. This Modification may be executed in multiple counterparts which, when taken together, shall be a single integrated instrument. Further, execution and acknowledgement by facsimile or other electronic signatures by any party hereto shall be deemed effective as the original signatures of such party for all purposes.

EXECUTED as of the date of the acknowledgments, to be effective as of the date first above written.

HOLDER:

SOUTHWEST CAPITAL FUNDING, LTD., a Texas limited partnership

By: GPSCF, LLC, General Partner By: SCF MGMT, LLC, Manager

By: /s/ S. Kent Hope
       S. Kent  Hope, Manager

MAKER;

MAMAKI TEA, INC., a Nevada corporation

By:/s/ Curt Borman
     Curt Borman, President

GUARANTORS:

/s/ Joe Lacoste
JOE LACOSTE

/s/ Curt Borman
CURT BORMAN